Exhibit 3.1

AMENDED AND RESTATED BY-LAWS

OF

COGNEX CORPORATION

ii

iii

AMENDED AND RESTATED BY-LAWS
OF
COGNEX CORPORATION

Article 1

Articles of Organization

The name and purposes of the Corporation shall be as set forth in the Articles of Organization.  These By-Laws, the powers of the Corporation and its Directors and shareholders, and all matters concerning the conduct and regulation of the business of the Corporation, shall be subject to such provisions in regard thereto, if any, as are set forth in the Articles of Organization.  All references in these By-Laws to the Articles of Organization shall be construed to mean the Articles of Organization of the Corporation as from time to time amended or restated.

Article 2

Fiscal Year

Except as from time to time otherwise determined by the Directors, the fiscal year of the Corporation shall be the twelve months ending on December 31.

Article 3

Meetings of Shareholders

Section 3.1 Annual Meeting.  The Annual Meeting of the Shareholders shall be held each year on the date and at the time and place as shall be fixed by the Board of Directors, the Chairman of the Board or the President. Purposes for which an annual meeting is to be held, additional to those prescribed by law and by these By-Laws, may be specified by the Chairman of the Board, the President or by the Directors and shall be specified in the notice of the meeting.

In the event that an annual meeting is not held at the time fixed in accordance with these By-Laws or the time of an annual meeting is not fixed in accordance with these By-Laws to be held within 13 months after the last annual meeting was held, the Board of Directors may designate a special meeting held thereafter as a special meeting in lieu of the annual meeting, and such special meeting shall have, for purposes of these By-Laws or otherwise, all of the effect of an annual meeting.  All references in these By-Laws to the annual meeting of the shareholders shall be deemed to refer also to any special meeting in lieu thereof.

To be properly brought before the meeting, business must be of a nature that is appropriate for consideration at an annual meeting and must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder of the Corporation who was a shareholder of record at the time of giving of the notice provided for in this By-Law, who is entitled to vote at the meeting, who is present (in person or by proxy) at the meeting and who complies with the notice procedures set forth in this Section 3.1.  In addition to any other applicable requirements, for business to be properly brought before the annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation, including a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the text, if any, of any resolutions or By-Law amendment proposed for adoption, and any material interest in such business of each Proposing Person (as defined below).  To be timely, each such notice must be given either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation at its principal executive offices (1) with respect to a matter to be brought before an annual meeting of shareholders, not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one-hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days before or delayed by more than sixty (60) days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the one-hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made), and (2) with respect to a matter to be brought before a special meeting of shareholders not in lieu of an annual meeting, the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to shareholders.

The notice to the Secretary shall set forth (i) the name and address of the shareholder giving the notice, as they appear on the Corporation’s books, and the names and addresses of the other Proposing Persons (if any); (ii) as to each Proposing Person, the following information: (a) the number of shares of capital stock of the Corporation that are, directly or indirectly, owned beneficially or of record by such Proposing Person or any of their affiliates or associates (as such terms are defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), including any shares of capital stock of the Corporation as to which such Proposing Person or any of their affiliates or associates has a right to acquire beneficial ownership at any time in the future (whether or not such right is exercisable immediately or only after the passage of time or upon the satisfaction of any conditions or both) pursuant to any agreement, arrangement or understanding (whether or not in writing), (b) all Synthetic Equity Interests (as defined below) in which such Proposing Person or any of their affiliates or associates, directly or indirectly, holds an interest, including a description of the material terms of each such Synthetic Equity Interest and identification of the counterparty to each such Synthetic Equity Interest and disclosure as to (1) whether or not such Synthetic Equity Interest conveys any voting rights, directly or indirectly, in such shares to such Proposing Person or any of their affiliates or associates, (2) whether or not such Synthetic Equity Interest is required to be, or is capable of being, settled through delivery of such shares and (3) whether or not such Proposing Person, any of their affiliates or associates and/or, to the extent known, the counterparty to such Synthetic Equity Interest has entered into other transactions that hedge or mitigate the economic effect of such Synthetic Equity Interest, (c) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person or any of their affiliates or associates has or shares a right to, directly or indirectly, vote any shares of capital stock of the Corporation, (d) any rights to dividends or other distributions on any shares of capital stock of the Corporation, directly or indirectly, owned beneficially by such Proposing Person or any of their affiliates or associates that are separated or separable from the underlying shares of the Corporation, (e) any performance-related fees (other than an asset-based fee) to which such Proposing Person or any of their affiliates or associates, directly or indirectly, is entitled to receive based on any increase or decrease in the value of shares of capital stock of the Corporation, or any Synthetic Equity Interests, (f)(1) if such Proposing Person is not a natural person, the identity of the natural person or persons associated with such Proposing Person responsible for (i) the formulation of and decision to propose the business to be brought before the meeting and (ii) making voting and investment decisions on behalf of the Proposing Person (irrespective of beneficial ownership under Rule 13d-3 of the Exchange Act), and the qualifications and background of such person or (2) if such Proposing Person is a natural person, the qualifications and background of such natural person, (g) any equity interests or any Synthetic Equity Interests in any principal competitor of the Corporation beneficially owned by such Proposing Person or any of their affiliates or associates, (h) any direct or indirect interest of such Proposing Person or any of their affiliates or associates in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation, (i) any pending or threatened litigation in which such Proposing Person or any of their affiliates or associates is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (j) any material transaction occurring during the prior twelve months between such Proposing Person or any of their affiliates or associates, on the one hand, and the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation, on the other hand, and (k) any other information relating to such Proposing Person or any of their affiliates or associates that would be required to be disclosed in a proxy statement in support of the business proposed to be brought before the meeting (the disclosures to be made pursuant to the foregoing clauses (a) through (k) are referred to, collectively, as “Material Ownership Interests”); provided, however, that the Material Ownership Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the shareholder of record directed to prepare and submit the notice required by these By-Laws on behalf of a beneficial owner; (iii) a description of all agreements, arrangements or understandings to which any Proposing Person or any of their affiliates or associates is a party, on the one hand, or one or more other third parties, on the other hand, pertaining to the business proposed to be brought before the meeting or entered into for the purpose of acquiring, holding, disposing or voting of any shares of capital stock of the Corporation (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding); (iv) a statement that the shareholder is a holder of record of capital stock of the Corporation entitled to vote at such meeting, a representation that such shareholder intends to appear in person or by proxy at the meeting to propose such business and an acknowledgement that, if such shareholder (or a qualified representative of such shareholder) does not appear to present such business at such meeting, the Corporation need not present such business for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation; and (v) that the shareholder will provide any other information relating to such item of business that would be required to be disclosed in a proxy statement soliciting proxies for the presentation of such matter to the meeting.

For purposes of these By-Laws, the term “Proposing Person” shall mean the following persons: (i) the shareholder of record providing the notice of nominations or business proposed to be brought before a shareholders’ meeting and (ii) the beneficial owner(s), if different, on whose behalf the nominations or business proposed to be brought before a shareholders’ meeting is made; and the term “Synthetic Equity Interest” shall mean any transaction, agreement or arrangement (or series of transactions, agreements or arrangements), including, without limitation, any derivative, swap, hedge, repurchase or so-called “stock borrowing” or securities lending agreement or arrangement, the purpose or effect of which is to, directly or indirectly:  (a) give a person or entity economic benefit and/or risk similar to ownership of shares of any capital stock of the Corporation, in whole or in part, (b) mitigate loss to, reduce the economic risk of, or manage the risk of share price changes for, any person or entity with respect to any shares of capital stock of the Corporation, (c) otherwise provide in any manner the opportunity to profit, or share in any profit, or avoid a loss from any decrease in the value of any shares of capital stock of the Corporation, or (d) increase or decrease the voting power of any person or entity with respect to any shares of capital stock of the Corporation.

A shareholder providing notice of business proposed to be brought before a meeting shall further update and supplement in writing such notice, if necessary, so that the information (including, without limitation, the Material Ownership Interests information) provided or required to be provided in such notice pursuant to this By-Law shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to such meeting, and such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the fifth (5th) business day after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than the close of business on the eighth (8th) business day prior to the date of the meeting (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting).  A Proposing Person shall also update in writing its notice so that the information required by this By-Law is current through the date of the meeting or any adjournment, postponement or rescheduling thereof, and such update shall be delivered in writing to the Secretary at the principal executive offices of the Corporation no later than two (2) business days after the occurrence of any material change to the information previously disclosed.  The foregoing obligations to update are referred to collectively in these By-Laws as the “Notice Update Obligations”.  For the avoidance of doubt, the Notice Update Obligations shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder, or enable or be deemed to permit a shareholder who has previously submitted notice hereunder to amend or update any proposal or nomination or to submit any new proposal or nomination.

The Board of Directors or a committee thereof shall have the power to determine whether any business proposed to be brought before the meeting was made in accordance with the provisions of this By-Law.  If neither the Board of Directors nor such committee makes a determination as to whether any shareholder proposal was made in accordance with the provisions of this By-Law, the presiding officer of the meeting shall have the power and duty to determine whether the shareholder proposal was made in accordance with the provisions of this By-Law.  If the Board of Directors or a designated committee thereof or the presiding officer, as applicable, determines that any shareholder proposal was not made in accordance with the provisions of this By-Law, such proposal shall be disregarded and shall not be presented for action at the meeting.

Notwithstanding the foregoing provisions of this By-Law, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law.  If a shareholder fails to comply with any applicable requirements of the Exchange Act, such shareholder’s proposal shall be deemed to have not been made in compliance with this By-Law and shall be disregarded.

Notwithstanding the foregoing provisions of this By-Law, if the proposing shareholder (or a qualified representative of the shareholder) does not appear at the meeting to present the business proposed, such business shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  For purposes of these By-Laws, to be considered a qualified representative of the proposing shareholder, a person must be authorized by a written instrument executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of the shareholders, and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, to the presiding officer at the meeting of the shareholders.

Except as otherwise required by law, nothing in this Section 3.1 shall obligate the Corporation or the Board of Directors to include in any proxy statement or other shareholder communication distributed on behalf of the Corporation or the Board of Directors information with respect to any business submitted by a shareholder.
Notwithstanding anything in these By-Laws to the contrary, no business shall be transacted at the annual meeting except in accordance with the procedures set forth in this Section or in accordance with Rule 14a-8 under the Exchange Act; provided, however, that nothing in this Section shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting in accordance with these By-Laws.

Section 3.2 Special Meetings. Special Meetings of the Shareholders may be called at any time by the Chairman of the Board, by the President, or by a majority of the Directors acting by vote or a written instrument or instruments signed by them. A Special Meeting of the

Shareholders shall be called by the Secretary or in the case of the death, absence, incapacity or refusal of the Secretary, by any other officer upon written application of one or more shareholders who hold at least forty (40) percent in interest of the capital stock entitled to vote thereat and, also, upon application of any holder of at least ten (10) percent of the capital stock entitled to vote at such meeting, if such ten (10) percent holder also held on May 15, 1989 at least fifteen (15) percent of the capital stock of the Corporation entitled on that date to vote generally on the election of Directors.  Such call shall state the date, time, place and purpose of the meeting. Only business within the purpose or purposes described in the meeting notice may be conducted at the special meeting.

Any request for a special meeting by one or more shareholders in accordance with this Section 3.2 shall be made by one or more written demands signed, dated and delivered to the Secretary of the Corporation at its principal executive offices and shall describe the purposes for which such meeting is to be held and include the information that would be required by a shareholder proposing business at an annual meeting pursuant to Section 3.1, subject to the Notice Update Obligations. Any nomination of directors for election at a special meeting at which directors are to be elected must be made in accordance with Section 4.1 of these By-Laws.  In addition, the shareholder or shareholders making such request and any duly authorized agent thereof shall promptly provide any other information reasonably requested by the Corporation.  If the Board of Directors shall determine that the shareholder or shareholders requesting a special meeting have not complied with this Section 3.2, then the Corporation shall not be required to call or hold such special meeting.

Section 3.3 Place of Meetings.  All meetings of the shareholders shall be held at the principal office of the Corporation in Massachusetts, unless a different place within Massachusetts or, if permitted by the Articles of Organization, elsewhere within the United States is designated by the Chairman of the Board, by the President or by a majority of the Directors acting by vote or by written instrument or instruments signed by them.  The Board of Directors may allow shareholders to participate by remote communications in a meeting that is held at a specific location to the extent permitted by applicable law.  Any adjourned session of any meeting of the shareholders shall be held at such place within Massachusetts or, if permitted by the Articles of Organization, elsewhere within the United States as is designated in the vote of adjournment.

Section 3.4 Notice of Meetings.  A written notice of the place, date and hour of all meetings of shareholders stating the purposes of the meeting shall be given at least seven (7) days and not more than sixty (60) days before the meeting to each shareholder entitled to vote thereat or as otherwise required by the Articles of Organization or applicable law.  Notice may be given to shareholders by any means permitted under applicable law, including, without limitation, by leaving such notice with such shareholder or at their residence or usual place of business, by mailing, postage prepaid, and addressed to such shareholder at their address as it appears in the records of the Corporation, or by electronic transmission in a manner specified by the shareholder. Such notice shall be given by the Secretary, or in the case of the death, absence, incapacity or refusal of the Secretary, by any other officer or by a person designated either by the Secretary, by the person or persons calling the meeting or by the Board of Directors.  Whenever notice of a meeting is required to be given to a shareholder under any provision of law, of the Articles of Organization, or of these By-Laws, a written (including electronically transmitted) waiver thereof, executed before or after the meeting by such shareholder or their attorney thereunto authorized, and filed with the records of the meeting, shall be deemed equivalent to such notice.  A shareholder’s attendance at a meeting shall constitute waiver of notice to the extent allowed under applicable law.

Section 3.5 Quorum; Voting.  At any meeting of the shareholders, a quorum for the election of any Director or for the consideration of any question shall consist of a majority in interest of all stock issued, outstanding and entitled to vote at such election or upon such question, respectively, except that if two or more classes of stock are entitled to vote as separate classes for the election of any Director or upon any question, then in the case of each such class a quorum for the election of any Director or for the consideration of such question shall consist of a majority in interest of all stock of that class issued, outstanding and entitled to vote thereon. Stock owned by the Corporation, if any, shall be disregarded in determining any quorum unless held, directly or indirectly, in a fiduciary capacity.  Both abstentions and broker non-votes are to be counted as present for the purpose of determining the existence of a quorum for the transaction of business at any meeting. Whether or not a quorum is present, any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question or by the presiding officer, and the meeting may be held as adjourned without further notice except to the extent required by applicable law.

Other than in a Contested Election Meeting (as defined below), when a quorum is present at any meeting of shareholders, a nominee for Director shall be elected to the Board of Directors if the votes properly cast “for” such nominee’s election exceed the votes properly cast “against” such nominee’s election (with “abstentions,” “broker non-votes” and “withheld votes” not counted as a vote “for” or “against” such nominee’s election).  In a Contested Election Meeting, when a quorum for an election is present at any meeting, Directors shall be elected by a plurality of the votes properly cast at such meeting.  A meeting of shareholders shall be a “Contested Election Meeting” if there are more persons nominated for election as Directors at such meeting than there are Directors to be elected at such meeting, determined as of the tenth day preceding the date of the Corporation’s first notice to shareholders of such meeting sent pursuant to Section 3.4 of these By-Laws (the “Determination Date”); provided, however, that if in accordance with Section 4.1 of these By-Laws, shareholders are entitled to nominate persons for election as Director for a period of time that ends after the otherwise applicable Determination Date, the Determination Date shall instead be as of the end of such period.
When a quorum for the consideration of a question (other than an election of Directors) is present at any meeting, a majority of the votes properly cast upon the question shall decide the question; except that if two or more classes of stock are entitled to vote as separate classes upon such question, then in the case of each such class a majority of the votes of such class properly cast upon the question shall decide the vote of that class upon the question; and except in any case where a larger vote is required by law or by the Articles of Organization.

For purposes of determining the number of shares voting on a particular proposal, abstentions and broker non-votes are not to be counted as votes cast or shares voting.

Section 3.6 Action without Meeting.  Any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting if all shareholders entitled to vote on the matter consent to the action in writing and the written Consents are filed with the records of the meetings of shareholders.  Such Consents shall be treated for all purposes as a vote at a meeting.

Section 3.7 Proxies and Voting.  Except as may otherwise be provided in the Articles of Organization, shareholders entitled to vote shall have one vote for each share of stock entitled to vote owned by them.  Shareholders entitled to vote may vote in person or by proxy. Subject to applicable law, a proxy purporting to be executed by or on behalf of a shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.  Proxies shall be filed with the Secretary, or person performing the duties of Secretary, at the meeting, or any adjournment thereof, before being voted.

The Corporation shall not, directly or indirectly, vote upon any share of its own stock except for shares held by it, directly or indirectly, in a fiduciary capacity.  Both abstentions and broker non-votes are to be counted as present for the purpose of determining the existence of a quorum for the transaction of business at any meeting.  However, for purposes of determining the number of shares voting on a particular proposal, abstentions and broker non-votes are not to be counted as votes cast or shares voting.

Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use of the Board of Directors.

Article 4

Directors

Section 4.1 Enumeration, Election and Term of Office.  The business and affairs of this Corporation shall be managed under the direction of a Board of Directors consisting of not fewer than three (3) nor more than fifteen (15) Directors, the exact number to be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors, such Board of Directors to be divided into such classes and elected by such shareholders as have the right to vote thereon, for such terms as are provided in the Articles of Organization.  Each director shall hold office until his or her successor shall have been elected and qualified, subject to Article 6 of these By-Laws.  Whenever used in these By-Laws, the phrase “entire Board of Directors” shall mean that number of Directors fixed by the most recent resolution adopted pursuant to the preceding sentence prior to the date as of which a determination of the number of Directors then constituting the entire Board of Directors shall be relevant for any purpose under these By-Laws.  Subject to the foregoing limitations and the requirements of the Articles of Organization, the Board of Directors may be enlarged by the shareholders at any meeting or by the affirmative vote of a majority of the entire Board of Directors then in office.  No director need be a shareholder.

Nominations for the election of Directors may be made by the Board of Directors or a committee appointed by the Board of Directors, or by any shareholder of the Corporation who is entitled to vote generally in the election of Directors and was a shareholder of record at the time of giving of the notice provided for in this By-Law, who is entitled to vote at the meeting, who is present (in person or by proxy) at the meeting and who complies with the notice procedures set forth in this By-Law as to such nomination.  However, any such shareholder may nominate one or more persons for election as Directors at a meeting only if written notice of such shareholder’s intent to make such nomination or nominations has been timely given.  To be timely, each such notice must be given either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation at its principal executive offices (1) not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one-hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days before or delayed by more than sixty (60) days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the one-hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made), and (2) with respect to an election to be held at a special meeting of shareholders not in lieu of an annual meeting, the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to shareholders.

The notice to the Secretary shall set forth:  (1) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the number of shares of capital stock of the Corporation that are held of record or are beneficially owned by the nominee or their affiliates or associates and any Synthetic Equity Interest held or beneficially owned by the nominee or their affiliates or associates, (iv) a description of all arrangements or understandings between or among the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder or concerning the nominee’s potential service on the Board of Directors, (v) a questionnaire with respect to the background and qualifications of the nominee completed by the nominee in the form provided by the Corporation (which questionnaire shall be provided by the Secretary upon written request), (vi) a representation and agreement in the form provided by the Corporation (which form shall be provided by the Secretary upon written request) that: (a) such proposed nominee is not and will not become party to any agreement, arrangement or understanding with any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question that has not been disclosed to the Corporation; (b) such proposed nominee is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation; (c) such proposed nominee would, if elected as a director, comply with all applicable rules and regulations of the exchanges upon which shares of the Corporation’s capital stock trade, each of the Corporation’s corporate governance and other policies and guidelines applicable generally to the Corporation’s directors and, if elected as a director of the Corporation, such person currently would be in compliance with any such policies and guidelines that have been publicly disclosed; (d) such proposed nominee intends to serve as a director for the full term for which such nominee is to stand for election; and (e) such proposed nominee will promptly provide to the Corporation such other information as it may reasonably request; (vii) a description of any position of such proposed nominee as an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, within the three (3) years preceding the submission of the notice; and (viii) any other information relating to such proposed nominee that would be required to be disclosed in a proxy statement soliciting proxies for the presentation of such nominees to the meeting (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (2) as to such shareholder, (i) the name and address of the shareholder giving the notice, as they appear on the Corporation’s books, and the names and addresses of the other Proposing Persons (if any); (ii) the Material Ownership Interests information with respect to each Proposing Person; (iii) a description of all agreements, arrangements or understandings to which any Proposing Person or any of their affiliates or associates is a party, on the one hand, or one or more other third parties, on the other hand, pertaining to the nomination proposed to be brought before the meeting or entered into for the purpose of acquiring, holding, disposing or voting of any shares of capital stock of the Corporation (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding); (iv) a statement (a) that the shareholder is a holder of record of capital stock of the Corporation entitled to vote at such meeting, a representation that such shareholder intends to appear in person or by proxy at the meeting to propose such nominees and an acknowledgement that, if such shareholder (or a qualified representative of such shareholder) does not appear to present such nominee at such meeting, the Corporation need not present such nominee for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation, (b) whether or not the shareholder giving the notice and/or the other Proposing Person(s), if any, (1) will deliver a proxy statement and form of proxy to holders of at least 67 percent of the voting power of all of the shares of capital stock of the Corporation entitled to vote on the election of directors or (2) otherwise solicit proxies or votes from shareholders in support of such nomination, and (c) providing a representation as to whether or not such Proposing Person intends to solicit proxies in support of director nominees other than the Corporation’s director nominees in accordance with Rule 14a-19 promulgated under the Exchange Act; and (v) that the shareholder will provide any other information relating to such nomination that would be required to be disclosed in a proxy statement soliciting proxies for the presentation of such nomination to the meeting.  With respect to the foregoing notice, the shareholder shall be subject to the Notice Update Obligations.

The Board of Directors or a committee thereof shall have the power to determine whether any nomination was made in accordance with the provisions of this By-Law.  If neither the Board of Directors nor such committee makes a determination as to whether such nomination was made in accordance with the provisions of this By-Law, the presiding officer of the meeting shall have the power and duty to determine whether the nomination was made in accordance with the provisions of this By-Law.  If the Board of Directors or a designated committee thereof or the presiding officer, as applicable, determines that any shareholder nomination was not made in accordance with the provisions of this By-Law, such nomination shall be disregarded and shall not be presented for action at the meeting.

Notwithstanding the foregoing provisions of this By-Law, if the nominating shareholder (or a qualified representative of the shareholder) does not appear at the meeting to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

Except as otherwise required by law, nothing in this Section 4.1 shall obligate the Corporation or the Board of Directors to include in any proxy statement or other shareholder communication distributed on behalf of the Corporation or the Board of Directors information with respect to any nomination submitted by a shareholder.

Notwithstanding the foregoing provisions of this By-Law, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rule 14a-19 of the Exchange Act, with respect to the matters set forth in this By-Law.  If a shareholder fails to comply with any applicable requirements of the Exchange Act, including, without limitation, Rule 14a-19 promulgated thereunder, such shareholder’s proposed nomination shall be deemed to have not been made in compliance with this By-Law and shall be disregarded.

Further notwithstanding the foregoing provisions of this By-Law, unless otherwise required by law, (i) no Proposing Person shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such Proposing Person has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including, without limitation, the provision to the Corporation of timely notices required thereunder, and (ii) if any Proposing Person (A) provides notice pursuant to Rule 14a-19(b)

promulgated under the Exchange Act, (B) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act, including, without limitation, the provision to the Corporation of notices required thereunder with timely notice, and (C) no other Proposing Person has provided notice pursuant to, and in compliance with, Rule 14a-19 under the Exchange Act that it intends to solicit proxies in support of the election of such proposed nominee in accordance with Rule 14a-19(b) under the Exchange Act, then such proposed nominee shall be disqualified from nomination, the Corporation shall disregard the nomination of such proposed nominee and no vote on the election of such proposed nominee shall occur. Upon request by the Corporation, if any Proposing Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such Proposing Person shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting date, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

The number of nominees a shareholder may nominate for election at any meeting of shareholders (or in the case of a shareholder giving the notice on behalf of a beneficial owner, the number of nominees a shareholder may nominate for election at the meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such meeting.

Section 4.2 Powers.  The business of the Corporation shall be managed by the Board of Directors, which shall exercise all the powers of the Corporation except as otherwise required by law, by the Articles of Organization or by these By-Laws.  In the event of one or more vacancies in the Board of Directors, the remaining Directors, if at least two (2) Directors still remain in office, may exercise the powers of the full Board until such vacancy or vacancies are filled.

Section 4.3 Meetings of Directors.  Regular meetings of the Directors may be held without notice at such places and at such times as may be fixed from time to time by the Directors. A regular meeting of the Directors may be held without notice immediately following the Annual Meeting of Shareholders or any special meeting held in lieu thereof.

Special Meetings of Directors may be called by the Chairman of the Board, the President, the Treasurer or any two (2) or more Directors, or if there shall be less than three (3) Directors by any one (1) Director, and shall be held at such time and place as specified in the Call. Reasonable notice of each special meeting of the Directors shall be given to each Director. Such notice may be given by the Secretary or any Assistant Secretary or by the officer or one of the Directors calling the meeting.  Notice to a Director shall in any case be sufficient if sent by mail at least ninety-six (96) hours before the meeting addressed to such Director at his or her usual or last known business or residence address, or if given to such Director at least forty-eight (48) hours before the meeting in person or by telephone, voicemail, facsimile, telegraph, teletype, electronic mail or other electronic means or by handing such Director a written notice.  Notice of a meeting need not be given to any Director if a written (including electronically transmitted) waiver of notice, executed by such Director, before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to such Director.  A notice or waiver of notice need not specify the purposes of the meeting.

Section 4.4 Quorum of Directors.  At any meeting of the Directors, a quorum for any election or for the consideration of any question shall consist of a majority of the Directors then in office. Whether or not a quorum is present, any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, and the meeting may be held as adjourned without further notice.  When a quorum is present at any meeting, the votes of a majority of the Directors present shall be requisite and sufficient for election to any office and shall decide any question brought before such meeting, except in any case where a larger vote is required by law, by the Articles of Organization or by these By-Laws.

Section 4.5 Consent in Lieu of Meeting and Participation in Meetings by Communications Equipment.  Any action required or permitted to be taken at any meeting of the Directors may be taken without a meeting if all the Directors consent to the action in writing, signed by each Director or delivered to the Corporation via electronic transmission, and the written Consents are filed with the records of the meetings of the Directors.  Such Consents shall be treated for all purposes as a vote of the Directors at a meeting.

Members of the Board of Directors or any Committee designated thereby may participate in a meeting of such Board or Committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

Section 4.6 Committees.  By vote of a majority of the Directors then in office, the Directors may elect from their own number an Executive Committee or other Committees and may by like vote delegate to any such Committee some or all of their powers except those which by law may not be delegated.
Article 5

Officers

Section 5.1 Enumeration, Election and Term of Office.  The officers of the Corporation shall include a President, a Treasurer and a Secretary, who shall be chosen by the Directors at their first meeting following the Annual Meeting of the Shareholders.  Each of them shall hold office until the next annual election to the office which such person holds and until a successor is chosen and qualified or until such person sooner dies, resigns, is removed or becomes disqualified.

The Directors may choose one of their number to be Chairman of the Board and determine his or her powers, duties and term of office.  The Directors may at any time appoint such other officers, including one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries as they deem wise, and may determine their respective powers, duties and terms of office.

No officer need be a shareholder or a Director except that the Chairman of the Board shall be a Director.  The same person may hold more than one office.

The Company may also designate individuals as divisional, group, or segment vice presidents or vice presidents of a particular function, which individual shall carry such title on a non-executive basis and not as executive officers of the Corporation. Said non-executive vice presidents may be designated by the Board of Directors or by the President pursuant to Board resolutions so authorizing the President to appoint non-executive vice presidents on a particular occasion or from time to time in the President’s discretion, said honorary vice presidents to be titled “Vice President (specific area of function)” or a similar designation.

Section 5.2 President and Chairman of the Board.  The President shall be the Chief Executive Officer of the Corporation and, subject to the control and direction of the Directors or, if one is appointed, the Chairman of the Board, shall have general supervision and control of the business of the Corporation.  If there shall be a Chairman of the Board, such Chairman shall make his or her counsel available to the other officers of the Corporation, and shall have such other duties and powers as may from time to time be conferred by the Directors.  The Chairman of the Board shall preside at all meetings of the Directors at which such Chairman is present, and at all meetings of shareholders.  The President shall preside at all meetings of the shareholders and, if the President is a Director, at all meetings of the Directors if there shall be no Chairman of the Board or in the absence of the Chairman of the Board.

The Board of Directors may adopt by resolution such rules, regulations, and procedures for the conduct of any meeting of shareholders as it shall deem appropriate.  Except to the extent inconsistent with rules, regulations, and procedures adopted by the Board of Directors, the presiding officer at a meeting of the shareholders shall have the right to prescribe such rules, regulations, and procedures and to do all such acts, as, in the judgment of such presiding officer, are necessary, appropriate, or convenient for the proper conduct of the meeting.

Section 5.3 Treasurer and Assistant Treasurer.  The Treasurer shall have the custody of the funds and valuable books and papers of the Corporation, except such as are directed by these By-Laws to be kept by the Secretary. The Treasurer shall perform all other duties usually incident to such office, and shall be at all times subject to the control and direction of the Directors.  If required by the Directors, the Treasurer shall give bond in such form and amount and with such sureties as shall be determined by the Directors.

If the Treasurer is absent or unavailable, any Assistant Treasurer shall have the duties and powers of Treasurer and shall have such further duties and powers as the Directors shall from time to time determine.

Section 5.4 Secretary and Assistant Secretary.  If the Corporation shall not have a resident agent appointed pursuant to law, the Secretary shall be a resident of the Commonwealth of Massachusetts.  The Secretary shall record all proceedings of the shareholders in a book to be kept therefor.  The Secretary shall also record all proceedings of the Directors in a book to be kept therefor.

If the Corporation shall not have a transfer agent, the Secretary shall also keep or cause to be kept the stock and transfer records of the Corporation, which shall contain the names of all shareholders and the record address and the amount of stock held by each.

If the Secretary is absent or unavailable, any Assistant Secretary shall have the duties and powers of the Secretary and shall have such further duties and powers as the Directors shall from time to time determine.

Section 5.5 Temporary Secretary.  If no Secretary or Assistant Secretary shall be present at any meeting of the shareholders, or if no Secretary or Assistant Secretary shall be present at any meeting of the Directors, the person presiding at the meeting shall designate a Temporary Secretary to perform the duties of the Secretary.

Section 5.6 Other Powers and Duties.  Each officer shall, subject to these By-Laws and to the control and direction of the Directors, have in addition to the duties and powers specifically set forth in these By-Laws, such duties and powers as are customarily incident to such office and such additional duties and powers as the Directors may from time to time determine.

Article 6

Resignations, Removals and Vacancies

Section 6.1 Resignations.  Any Director or officer may resign at any time by delivering his or her resignation in writing to the Chairman of the Board, the President or the Secretary or to a meeting of the Directors. Such resignations shall take effect at such time as is specified therein, or if no such time is so specified, then upon delivery thereof to the President or the Secretary or to a meeting of the Directors.

Section 6.2 Removals.  Directors, including Directors elected by the Directors to fill vacancies in the Board, may be removed from office (a) with cause by vote of the holders of a majority of the shares issued and outstanding and entitled to vote generally in the election of Directors; (b) without cause by vote of the holders of at least 80% of the votes entitled to be cast by the holders of all shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class; or (c) with cause by vote of a majority of the Directors then in office; provided that the Directors of a class elected by a particular class of shareholders may be removed only by vote of the holders of a majority of the shares of such class.

The Directors may terminate or modify the authority of any agent or employee. The Directors may remove any officer from office with or without assignment of cause by vote of a majority of the Directors then in office.

If cause is assigned for removal of any Director or officer, such Director or officer may be removed only after a reasonable notice and opportunity to be heard before the body proposing to remove him or her.

No Director or officer who resigns or is removed shall have any right to any compensation as such Director or officer for any period following his or her resignation or removal, or any right to damages on account of such removal whether his or her compensation be by the month or by the year or otherwise; provided, however, that the foregoing provision shall not prevent such Director or officer from obtaining damages for breach of any contract of employment legally binding upon the Corporation.

Section 6.3 Vacancies.  Any vacancy in the Board of Directors, including a vacancy resulting from an enlargement of the Board, may be filled by the Directors by vote of a majority of the remaining Directors then in office, though less than a quorum, or by the shareholders at a meeting called for the purpose provided that any vacancy created by the shareholders may be filled by the shareholders at the same meeting.  Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new Directorship was created or the vacancy occurred and until such Directors’ successor shall have been elected and qualified or until such Director sooner dies, resigns, is removed or becomes disqualified.  A vacancy that will occur at a specific later date may be filled before the vacancy occurs but the new Director may not take office until the vacancy occurs.

If the office of any officer becomes vacant, the Directors may choose or appoint a successor by vote of a majority of the Directors present at the meeting at which such choice or appointment is made.

Each such successor shall hold office for the unexpired term of such person’s predecessor and until a successor shall be chosen or appointed and qualified, or until such person dies, resigns, is removed or becomes disqualified.

Article 7

Indemnification of Directors and Others

Section 7.1 Definitions.  For purposes of this Article 7:

(a)“Director/officer” means any person who is serving or has served as a Director, officer or employee of the Corporation appointed or elected by the Board of Directors or the shareholders of the Corporation, or any Director, officer or employee of the Corporation who is serving or has served at the request of the Corporation as a Director, officer, trustee, principal, partner, employee or other agent of any other organization.

(b) “Proceeding” means any action, suit or proceeding, civil or criminal, brought or threatened in or before any court, tribunal, administrative or legislative body or agency.
(c) “Expense” means any fine or penalty, and any liability fixed by a judgment, order, decree or award in a Proceeding, any amount reasonably paid in settlement of a Proceeding and any professional fees and other disbursements reasonably incurred in connection with a Proceeding.

Section 7.2 Right to Indemnification.  Except as limited by law or as provided in Sections 7.3 and 7.4 of this Article 7, each Director/officer (and his or her heirs and personal representatives) shall be indemnified by the Corporation against any Expense incurred by such person in connection with each Proceeding in which such person is involved as a result of serving or having served as a Director/officer.

Section 7.3 Indemnification Not Available.  No indemnification shall be provided to a Director/officer with respect to a Proceeding as to which it shall have been adjudicated that such Director/officer did not act in good faith in the reasonable belief that his or her action was in the best interests of the Corporation.

Section 7.4 Compromise or Settlement. In the event that a Proceeding is compromised or settled so as to impose any liability or obligation on a Director/officer or upon the Corporation, no indemnification shall be provided as to said Director/officer with respect to such Proceeding if such Director/officer shall have been adjudicated not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Corporation.

Section 7.5 Advances. The Corporation shall pay sums on account of indemnification in advance of a final disposition of a Proceeding upon receipt of an undertaking by the Director/officer to repay such sums if it is subsequently established that such Director/officer is not entitled to indemnification pursuant to Sections 7.3 and 7.4 hereof, which undertaking may be accepted without reference to the financial ability of such person to make repayment.

Section 7.6 Not Exclusive.  Nothing in this Article 7 shall limit any lawful rights to indemnification existing independently of this Article 7.

Section 7.7 Insurance.  The provisions of this Article 7 shall not limit the power of the Board of Directors to authorize the purchase and maintenance of insurance on behalf of any Director/officer against any Expense, whether or not the Corporation would have the power to indemnify him or her against such Expense under this Article 7.

Article 8

Stock

Section 8.1 Stock Authorized.  The total number of shares and the par value, if any, of each class of stock which the Corporation is authorized to issue, and if more than one class is authorized, the descriptions, preferences, voting powers, qualifications and special and relative rights and privileges as to each class and any series thereof, shall be as stated in the Articles of Organization.

Section 8.2 Issue of Authorized Unissued Capital Stock; Consideration.  The Board of Directors may issue the number of shares of each class or series of stock authorized by the Articles of Organization.  The Board of Directors may authorize shares to be issued for any valid consideration.  Before the Corporation issues shares, the Board of Directors shall determine that the consideration received or to be received for the shares to be issued is adequate. Such determination by the Board is conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid and nonassessable.

Section 8.3 Certificates of Stock.  If shares are represented by certificates, each shareholder shall be entitled to a certificate in such form as may be prescribed from time to time by the Directors, stating the number and the class and the designation of the series, if any, of the shares held by such shareholder. Such certificates shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer.  Such signatures may be facsimiles if the certificate is signed by a transfer agent, or by a registrar, other than a Director, officer or employee of the Corporation.  In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer at the time of its issue.

Every certificate issued by the Corporation for shares of stock at a time when such shares are subject to any restriction on transfer pursuant to the Articles of Organization, the By-Laws or any agreement to which the Corporation is a party shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back of the certificate either the full text of the restriction, or a statement of the existence of such restriction and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.  Every stock certificate issued by the Corporation at a time when it is authorized to issue more than one class or series of stock shall set forth upon the face or back of the certificate either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series, if any, authorized to be issued, as set forth in the Articles of Organization, or a statement of the existence of such preferences, powers, qualifications and rights and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

Notwithstanding anything to the contrary provided in these By-Laws and consistent with applicable law, the Board of Directors of the Corporation may authorize the issue of some or all of the shares of any or all of the classes or series without certificates.  The authorization shall not effect shares already represented by certificates, until they are surrendered to the Corporation, and by the approval and adoption of these By-Laws, the Board of Directors has determined that all classes or series of the Corporation stock may be uncertificated shares, whether upon original issue, re-issuance or subsequent transfer.  Within a reasonable time after the issue or transfer of shares without certificates and to the extent required by applicable law, the Corporation shall send the shareholder a written statement of the information required on certificates.

Section 8.4 Replacement Certificate.  In case of the alleged loss or destruction or the mutilation of a certificate of stock, a new certificate may be issued in place thereof, upon such conditions as the Directors may determine.

Section 8.5 Transfers.  Subject to the restrictions, if any, imposed by the Articles of Organization, the By-Laws or any agreement to which the Corporation is a party, and unless otherwise provided by the Board of Directors, shares of stock of the Corporation that are represented by a certificate shall be transferred on the books of the Corporation only by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment of such shares or by a written power of attorney to sell, assign or transfer such shares, properly executed, with necessary transfer stamps affixed, and with such proof that the endorsement, assignment or power of attorney is genuine and effective as the Corporation or its transfer agent may reasonably require.  Shares of stock that are not represented by a certificate shall be transferred or assignable on the stock transfer books of the Corporation, by the holders submitting to the Corporation or its transfer agent, such evidence of transfer and following such other procedures as the Corporation or its transfer agent may reasonably require.  Except as may otherwise be required by law, by the Articles of Organization, or by these By-Laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-Laws.  It shall be the duty of each shareholder to notify the Corporation of their post office address.

Section 8.6 Record Date.  The Directors may fix in advance a time, which shall be not more than seventy (70) days before the date of any meeting of shareholders or the date for the payment of any dividend or the making of any distribution to shareholders or the last day on which the consent or dissent of shareholders may be effectively expressed for any purpose, as the record date for determining the shareholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only shareholders of record on such date shall have such right, notwithstanding any transfer of stock on the books of the Corporation after the record date; or without fixing such record date, the Directors may for any such purposes close the transfer books for all or any part of such period.
If no record date is fixed and the transfer books are not closed:

(1) The record date for determining shareholders having the right to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given.

(2) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect thereto.

Article 9

Miscellaneous Provisions

Section 9.1 Execution of Papers.  All deeds, leases, transfers, contracts, bonds, notes, releases, checks, drafts and other obligations authorized to be executed on behalf of the Corporation shall be signed by the President or the Treasurer except as the Directors may generally or in particular cases otherwise determine.

Section 9.2 Voting of Securities.  Except as the Directors may generally or in particular cases otherwise determine, the President or the Treasurer may, on behalf of the Corporation (i) waive notice of any meeting of shareholders or shareholders of any other corporation, or of any association, trust or firm, of which any securities are held by this Corporation; (ii) appoint any person or persons to act as proxy or attorney-in-fact for the Corporation, with or without substitution, at any such meeting; and (iii) execute instruments of Consent to shareholder or shareholder action taken without a meeting.

Section 9.3 Corporate Seal.  The seal of the Corporation shall be a circular die with the name of the Corporation, the word “Massachusetts” and the year of its incorporation cut or engraved thereon, or shall be in such other form as the Board of Directors or the shareholders may from time to time determine.

Section 9.4 Corporate Records.  To the extent required by applicable law, the original, or attested copies, of the Articles of Organization, By-Laws, and the records of all meetings of incorporators and shareholders, and the stock and transfer records, which shall contain the names of all shareholders and the record address and the amount of stock held by each, shall be kept in Massachusetts for inspection by the shareholders in conformity with applicable law at the principal office of the Corporation or at an office of the Secretary, or if the Corporation shall have a transfer agent or a resident agent, at an office of either of them. Said copies and records need not all be kept in the same office.

Section 9.5  Exclusive Jurisdiction of Massachusetts Courts or the United States Federal District Courts.  Unless the Corporation consents in writing to the selection of an alternative forum, Massachusetts State Court shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of, or a claim based on, a breach of a fiduciary duty owed by any current or former director, officer or other employee or shareholder of the Corporation to the Corporation or the Corporation’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Massachusetts General Laws or the Articles of Organization or these Bylaws (including the interpretation, validity or enforceability thereof), or (iv) any action asserting a claim governed by the internal affairs doctrine; provided, however, that this sentence will not apply to any causes of action arising under the Securities Act of 1933, as amended, or the Exchange Act, or to any claim for which the federal courts have exclusive jurisdiction.  Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, the Exchange Act, or the respective rules and regulations promulgated thereunder.  To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 9.5.

If any provision or provisions of this Section 9.5 shall be held to be invalid, illegal or unenforceable as applied to any person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision(s) to any other person or in any other circumstance and of the remaining provisions of this Section 9.5 shall not in any way be affected or impaired thereby.

Article 10

Amendments

These By-Laws may be altered, amended or repealed or new By-Laws enacted by the affirmative vote of a majority of the entire Board of Directors (if notice of the proposed alteration or amendment is contained in the notice of the meeting at which such vote is taken or if all Directors are present) or at any regular meeting of the shareholders (or at any special meeting thereof duly called for that purpose) by the affirmative vote of a majority of the shares represented and entitled to vote at such meeting (if notice of the proposed alteration or amendment is contained in the notice of such meeting).

Notwithstanding anything contained in the preceding paragraph of this Article 10 to the contrary, either (i) the affirmative vote of the holders of at least eighty (80%) percent of the votes entitled to be cast by the holders of all shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, or (ii) the affirmative vote of a majority of the entire Board of Directors with the concurring vote of a majority of the Continuing Directors, voting separately and as a subclass of Directors, shall be required to alter, amend or repeal or adopt any provision inconsistent with, Section 3.1 of Article 3, Section 4.1 of Article 4, Section 6.1 and Section 6.2 of Article 6 and this paragraph of this Article 10; provided however that (notwithstanding any action by the Board of Directors) if such proposal is put to a vote of the shareholders and receives the affirmative vote of each holder of at least 15% of the votes entitled to be cast by the holders of all shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class (which holders also held on May 15, 1989 at least 15% of the shares of the Corporation entitled on that date to vote generally in the election of Directors), then such proposal shall require only the affirmative vote of a majority of the shares represented and entitled to vote at such meeting. For purposes of this Article 10, the term “Continuing Director” shall have the meaning ascribed to it in Article 6 of the Articles of Organization of the Corporation.

ADOPTED BY THE BOARD OF DIRECTORS: August 2, 2023